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                                Storage Computer
                               401(k) Savings Plan
                            Summary Plan Description

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                                                                    version 1/98




                                TABLE OF CONTENTS





INTRODUCTION TO YOUR PLAN                                                     3
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GENERAL INFORMATION ABOUT YOUR PLAN                                           4
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ELIGIBILITY AND PARTICIPATION                                                 5
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   ELIGIBILITY                                                                5
   PARTICIPATION REQUIREMENTS                                                 5
   ENTRY DATE                                                                 5

YOUR CONTRIBUTIONS TO THE PLAN                                                5
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   COMPENSATION                                                               5
   ELECTIVE DEFERRALS                                                         6


YOUR EMPLOYER'S CONTRIBUTIONS TO THE PLAN                                     6
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   EMPLOYER MATCHING CONTRIBUTIONS                                            6

BENEFITS UNDER YOUR PLAN                                                      7
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   NORMAL RETIREMENT AGE                                                      7
   DISABILITY                                                                 7
   IN-SERVICE DISTRIBUTIONS                                                   7
   HARDSHIP WITHDRAWALS                                                       7
   LOAN AVAILABILITY                                                          8

STATEMENT OF ERISA RIGHTS                                                    11
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CLAIMS PROCEDURES                                                            12
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PENSION BENEFIT GUARANTY CORPORATION:                                        13
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                            INTRODUCTION TO YOUR PLAN

Your Employer has instituted this Plan to reward efforts made by Employees who contribute to the overall success of the Company. The Plan is exclusively for the benefit of Participants and their Beneficiaries. The purpose of the Plan is to help you build financial security for your retirement and to help protect you and your Beneficiaries in the event of your death or Disability.

This Plan is a 401(k) plan. It offers you a built in savings system through pre-tax payroll deductions. It also offers attractive tax advantages, the freedom to choose investments according to your needs, the flexibility to change your investments as your needs change, and a way to build capital for a secure retirement.

Under the terms of this Plan, you may choose to defer a portion of your current salary, which your Employer then contributes to the plan on a pre-tax basis. Contributions are not subject to Federal income tax, and in most cases are also exempt from state or local income taxes. Since your contributions are not subject to Federal income tax, your taxable income is reduced.

The laws governing plans like this one contain many provisions that may affect your retirement. You should contact your Plan Administrator with any questions about the Plan before you make any decisions related to your retirement. For specific tax advice, you should contact your tax advisor.

This Summary Plan Description (SPD) summarizes the key features of your Plan, and your rights, obligations and benefits under the Plan. Some of the statements made in this SPD are dependent upon this Plan being "qualified," or approved by the Internal Revenue Service. Please contact your Plan Administrator with any questions you may have after you have read this summary.

Every effort has been made to make this description as accurate as possible. However, this booklet is not a Plan document. This SPD is not meant to interpret, extend, or change the provisions of the Plan in any way. The terms of the Plan are stated in and will be governed in every respect by the Plan document. Your right to any benefit depends on the actual facts and the terms and conditions of the Plan document, and no rights accrue by reason of any statement in this summary. A copy of the Plan document is available at the principal office of your Employer for inspection. You, your Beneficiaries, or your legal representatives may request to inspect the Plan Document at any reasonable time.



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                       GENERAL INFORMATION ABOUT YOUR PLAN

EMPLOYER/PLAN SPONSOR                       Storage Computer
AND PLAN ADMINISTRATOR                      11 Riverside Street
                                            Nashua, NH  03062-1373
                                            (603) 880-3005


EMPLOYER'S TAX ID NUMBER:                   02-0450593


PLAN TRUSTEE(S):                            James C. Louney
                                            Theodore J. Goodlander
                                            11 Riverside Street
                                            Nashua, NH  03062-1373


PLAN NAME:                                  Storage Computer 401(k) Savings Plan
PLAN NUMBER:                                001


PLAN EFFECTIVE/RESTATEMENT DATE:            February 1, 1998 [401(k)]
ORIGINAL EFFECTIVE DATE:                    N/A


EMPLOYER'S TAXABLE YEAR:                    January 1st through December 31st
PLAN YEAR END:                              December 31st

TYPE OF RECORDKEEPING:                      Contract Administration


TYPE OF PLAN:                               401(k).


The Plan Administrator keeps the records for the Plan, and is responsible for the interpretation and administration of the Plan. All Plan Records will be kept on the basis of the Plan Year. The Plan Administrator may hire a third party record keeper to perform the administrative functions of the Plan. If you have question about the Plan you should write to the Plan Administrator. THE PLAN ADMINISTRATOR AND THE TRUSTEES ARE DESIGNATED AS THE AGENTS FOR SERVICE OF LEGAL PROCESS.


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                          ELIGIBILITY AND PARTICIPATION

ELIGIBILITY:                                   All Employees of the Employer are
                                               eligible to participate in this
                                               Plan.

PARTICIPATING AFFILIATES:                      Vermont Research Products,

PARTICIPATION REQUIREMENTS:                    If you were an eligible Employee
                                               on 2/1/98, you will become
                                               eligible to participate in the
                                               Plan as of that date. If you were
                                               employed after 2/1/98, you will
                                               become eligible to participate in
                                               the Plan upon attaining age 18
                                               and completing 1/4 Year of
                                               Service.

                                               Since the service requirement is
                                               less than one year, you are not
                                               required to complete a specific
                                               number of Hours of Service during
                                               the service period. Instead, your
                                               service will be measured by the
                                               length of time you are employed.
                                               You will become eligible to
                                               participate in the Plan on your 3
                                               month anniversary of your date of
                                               hire. For example: If your Date
                                               of Hire is 1/1/97, you will
                                               become eligible to participate in
                                               the Plan on 4/1/97.

                                               If you do not meet the
                                               eligibility requirements, you
                                               will not be eligible to
                                               participate in the Plan

ENTRY DATE:                                    You will become a Participant in
                                               the Plan on the Entry Date
                                               coincident with or next following
                                               the date you meet the
                                               participation requirements. The
                                               Entry Dates for this Plan are the
                                               first day of the first, fourth,
                                               seventh and tenth month of the
                                               Plan Year.


                         YOUR CONTRIBUTIONS TO THE PLAN

COMPENSATION:                                  Compensation means the total
                                               salary or wages paid to you as
                                               shown on your W-2, excluding
                                               bonuses and commissions.
                                               Compensation is limited to a
                                               maximum of $160,000*

                                               For the first year you
                                               participate in the Plan, only
                                               Compensation earned after your
                                               Entry Date will be used to
                                               determine your share of your
                                               Employer's Contribution.



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ELECTIVE DEFERRALS:                            15% of Annual Compensation, to a
                                               maximum of $9,500* for 1997. The
                                               Elective Deferral limit for 1998
                                               is $10,000*.

                                               * Adjusted periodically for cost
                                               of living by the IRS.

                                               This limitation is an aggregate
                                               limit that applies to all
                                               deferrals you make to this Plan
                                               and to any other Elective
                                               Deferral plan, including tax
                                               sheltered annuity contracts,
                                               simplified pension plans, or
                                               other 401(k) Plans.

MAKING AND MODIFYING 401(K)                    You may discontinue deferrals at
ELECTIONS:                                     any time, upon written notice to
                                               the Plan Administrator. Your
                                               instructions to cease Elective
                                               Deferrals will be implemented as
                                               of the first payroll period
                                               following the date you notified
                                               your Plan Administrator.

                                               To resume your Elective Deferral
                                               Contribution, you must provide
                                               written notice to your Plan
                                               Administrator, and wait until the
                                               next semi-annual interval.

                                               You may increase or decrease your
                                               Elective Deferral Contribution
                                               Percentage at semi-annual
                                               intervals throughout the Plan
                                               Year.

INVESTMENT OF CONTRIBUTIONS:                   As a Participant in this Plan,
                                               you direct the investment of your
                                               account(s). Your Plan provides a
                                               menu of investment options from
                                               which you may select your
                                               investments. You may modify your
                                               investment elections, transfer
                                               existing account balances, and
                                               obtain information regarding your
                                               investments on a daily basis.


You should be aware that your investment decisions will ultimately affect the retirement benefits to which you will become entitled. Your Employer and the Plan Trustee(s) cannot provide you with investment advice, nor are they obligated to reimburse any participant for any investment loss that may occur as a result of his or her investment decisions. There is no guarantee that any of the investment options available in this Plan will retain their value or appreciate.


                    YOUR EMPLOYER'S CONTRIBUTIONS TO THE PLAN

EMPLOYER MATCHING CONTRIBUTIONS:               Your Employer may make a
                                               contribution to the Plan known as
                                               a 401(k) Matching Contribution.
                                               Your Employer's 401(k) Matching
                                               Contribution, if any, will be an
                                               amount not to exceed 50% of the
                                               first 5% of your Compensation
                                               contributed as an Elective
                                               Deferral. This match will be made
                                               in company stock.

ELIGIBILITY FOR EMPLOYER MATCHING              Any Participant who makes an
CONTRIBUTIONS:                                 Elective Deferral Contribution
                                               will be eligible to receive an
                                               Employer Matching Contribution.

VESTING: Vesting means that for each Year of Service you complete, you become entitled to all or a portion of your Employer
                                               Contributions Account(s). For
                                               purposes of determining your
                                               vested account balance, all of
                                               your Years of Service, beginning
                                               on your date of hire, will be
                                               counted.



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VESTING OF ELECTIVE DEFERRALS:                 You are always 100% vested in
                                               your Elective Deferrals.

If this is an amended or restated Plan, your vested percentage cannot be less than your vested percentage prior to the amendment or restatement of this Plan.


                            BENEFITS UNDER YOUR PLAN

NORMAL RETIREMENT AGE:                         Your Normal Retirement Age is age
                                               65.

                                               You are 100% vested in your
                                               Employer Contribution Account(s)
                                               upon your Normal Retirement Date.

EARLY RETIREMENT AGE:                          Your Early Retirement Age is the
                                               attainment of age 59 1/2.

                                               You are 100% vested in your
                                               Employer Contribution Account(s)
                                               upon your Early Retirement Date.

DISABILITY:                                    You will be considered to be
                                               disabled if you qualify for your
                                               Employer's long-term Disability
                                               plan. Benefit payments will begin
                                               as soon as feasible after your
                                               Disability Retirement Date.

                                               You are 100% vested in your
                                               Employer Contribution Account(s)
                                               if you are deemed disabled.

IN-SERVICE                                     Distributions: As an active
                                               Participant in the Plan, you may,
                                               upon attaining age 59 1/2, submit
                                               a written application to the Plan
                                               Administrator to withdraw all or
                                               a portion of your vested account
                                               balance.

HARDSHIP WITHDRAWALS                           As an active Participant in the
                                               Plan, you may submit a written
                                               application to the Plan
                                               Administrator for a hardship
                                               withdrawal, if you are
                                               experiencing an immediate and
                                               heavy financial need.

EVENTS WHICH QUALIFY FOR A HARDSHIP            1. To cover medical expenses
DISTRIBUTION:                                  incurred by you, your spouse or
                                               your dependents;

                                               2. For the purchase of a
                                               principal residence (excluding
                                               mortgage payments);

                                               3. For the payment of
                                               post-secondary education tuition
                                               expenses;

                                               4. For the payment of amounts
                                               necessary to prevent eviction
                                               from or foreclosure on your
                                               principal residence.

                                               All other forms of financial
                                               assistance must be explored and
                                               exhausted before a Hardship


If you take a hardship withdrawal, your Elective Deferral Contributions will be suspended for a period of twelve months following the date of the withdrawal.


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TAX CONSEQUENCES FOR RECEIVING A               Distribution or withdrawal of
DISTRIBUTION OR WITHDRAWAL:                    your pre-tax contributions or
                                               earnings on your pre-tax
                                               contributions may be subject to
                                               ordinary income taxes or early
                                               distribution penalties. Please
                                               consult your tax advisor prior to
                                               taking any distribution or
                                               withdrawal.

LOAN AVAILABILITY FOR 401(K):                  An active Participant in the Plan
                                               may request a loan from the Plan.
                                               A loan allows you to borrow money
                                               from your account without
                                               incurring a penalty. You must
                                               repay the loan with interest, on
                                               an after tax basis, usually
                                               through payroll deduction.

                                               Once you request a loan, your
                                               Employer is required to approve
                                               the loan. After approval, you
                                               will receive a check with an
                                               attached promissory note. By
                                               endorsing the check, you agree to
                                               the terms and repayment
                                               conditions in the promissory
                                               note.

                                               As an active Participant in the
                                               Plan, you may request a loan from
                                               the Plan. The Loan amount is
                                               available by calling the 888#

LOAN REQUIREMENTS:                             1. Loans are available to all
                                               participants in the Plan on a
                                               uniform and nondiscriminatory
                                               basis.

                                               2. Loans must bear a reasonable
                                               rate of interest.

                                               3. The loan must be adequately
                                               secured.

LOAN LIMITATIONS:                              You may borrow any amount up to
                                               50% of your vested account
                                               balance. However, your loan can
                                               be no more than $50,000 minus
                                               your highest outstanding loan
                                               amount during the prior 12
                                               months.

LOAN REPAYMENTS:                               Repayment of a loan must be made
                                               at least quarterly, on an
                                               after-tax basis, in level
                                               payments of principal and
                                               interest, and repaid within five
                                               years, except for the purchase of
                                               a primary residence.

TAX CONSEQUENCES OF PLAN LOANS:                If you fail to make loan
                                               repayments when they are due, you
                                               may be considered to have
                                               defaulted on the loan. Defaulting
                                               on a loan may be considered a
                                               distribution to you from the
                                               Plan, resulting in taxable income
                                               to you and may ultimately reduce
                                               your benefit from the Plan.

DEATH BENEFITS:                                Your Employer Contribution
                                               Account(s) become 100% vested
                                               upon your death.

                                               Your Beneficiary will be entitled
                                               to receive your account balance.

                                               If you are married at the time of
                                               your death, your surviving spouse
                                               is your Beneficiary unless:


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                                               o  You elect otherwise in writing
                                                  (with the consent of your
                                                  spouse);

                                               o  You establish to the
                                                  satisfaction of the Plan
                                                  Administrator that your spouse
                                                  cannot be located.

                                               If you want to designate a
                                               Beneficiary other than your
                                               spouse, (an "alternate
                                               Beneficiary") you must do so on a
                                               form provided by the Plan
                                               Administrator. You may revoke or
                                               change this designation at any
                                               time by filing written notice
                                               with the Plan Administrator,
                                               however, your spouse must
                                               consent, in writing, to any
                                               alternate Beneficiary. A Notary
                                               Public or Plan Official must
                                               witness your spouse's consent.

                                               It is important that you notify
                                               the Plan Administrator of any
                                               change in your marital status.

DISTRIBUTIONS UPON DEATH:                      If death occurs before Retirement
                                               Benefits begin, your Beneficiary
                                               may choose to defer payment, or
                                               to receive payment based on the
                                               following general guidelines:

                                               o  Payment may be made in the
                                                  form of a life annuity for
                                                  Participants who transferred
                                                  money from a prior plan where
                                                  this option was available,

                                               o  Payment may be made in
                                                  installments payable in cash
                                                  or in kind, or part in cash
                                                  and part in kind over a period
                                                  not to exceed your lifetime,
                                                  or the joint lifetime of you
                                                  and your spouse,

                                               o  The entire sum must be
                                                  distributed no later than the
                                                  last day of the year of the
                                                  fifth anniversary of your
                                                  death, if your Beneficiary is
                                                  not your surviving spouse,

                                               o  If your Beneficiary is your
                                                  spouse, payment may be
                                                  postponed until December 31st
                                                  of the calendar year in which
                                                  you would have attained age
                                                  65,

                                               o  Payment may be made in
                                                  installments, as described
                                                  above, beginning on or before
                                                  the December 31st following
                                                  the year in which you die.

If death occurs after Retirement Benefits begin, but before your entire Retirement Benefit has been paid, the remaining portion of your Retirement Benefit will continue in the same form and for the same period as you originally elected. In any case, payments will continue to be made at least as rapidly as such payments were being made prior to your death.

                                               If you fail to designate an
                                               alternate Beneficiary, or your
                                               alternate Beneficiary does not
                                               survive you, the benefit payable
                                               from this Plan as a result of
                                               your death will be payable to
                                               your Surviving Spouse. If you
                                               have no Surviving Spouse, the
                                               death benefit will be paid to
                                               your estate.



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                                               If the value of your account is
                                               $3,500* or less, death benefits
                                               will be distributed to your
                                               Beneficiary without your
                                               Beneficiary's consent as soon as
                                               feasible following your death.

                                               *EFFECTIVE THE FIRST DAY OF THE
                                               PLAN YEAR AFTER AUGUST 5, 1997,
                                               THE $3,500 ACCOUNT BALANCE AMOUNT
                                               INCREASES TO $5,000. IF YOUR
                                               ACCOUNT BALANCE IS LESS THAN
                                               $5,000, YOU WILL RECEIVE A LUMP
                                               SUM DISTRIBUTION AS SOON AS
                                               FEASIBLE FOLLOWING THE DATE THIS
                                               LAW IS IN EFFECT OR THE DATE YOU
                                               TERMINATED EMPLOYMENT.

FORMS OF BENEFIT:                              The normal form of payment with
                                               respect to your vested account
                                               balance under this Plan is a lump
                                               sum. If your account balance is
                                               $3,500* or less, you will receive
                                               a lump sum distribution as soon
                                               as feasible following the date
                                               you terminated employment. If
                                               your account balance is greater
                                               than $3,500*, you (and your
                                               spouse, if applicable) must give
                                               written consent before the
                                               distribution can be made.

                                               *EFFECTIVE THE FIRST DAY OF THE
                                               PLAN YEAR AFTER AUGUST 5, 1997,
                                               THE $3,500 ACCOUNT BALANCE AMOUNT
                                               INCREASES TO $5,000. IF YOUR
                                               ACCOUNT BALANCE IS LESS THAN
                                               $5,000, YOU WILL RECEIVE A LUMP
                                               SUM DISTRIBUTION AS SOON AS
                                               FEASIBLE FOLLOWING THE DATE THIS
                                               LAW IS IN EFFECT OR THE DATE YOU
                                               TERMINATED EMPLOYMENT.

                                               An optional form of payment with
                                               respect to your vested account
                                               balance is installments payable
                                               in cash or in kind, or part in
                                               cash and part in kind over a
                                               period not to exceed your
                                               lifetime, or the joint lifetime
                                               of you and your spouse.

                                               If you transferred money from a
                                               prior plan, another form of
                                               benefit may be available. You
                                               should consult with your tax
                                               advisor regarding those options.

You may request that all or part of any taxable distribution you receive from the Plan, other than an annuity, installments paid over 10 or more years, or required distributions after age 70 1/2 be rolled over directly from the Trustees to the trustee or custodian of an eligible retirement plan. For this purpose, an "eligible retirement plan" includes an individual retirement account, an annuity, or your new employer's qualified plan, if the plan accepts rollovers. The Plan Administrator will notify you if any amount to be distributed to you is an eligible rollover distribution. Special tax withholding rules apply to any portion of the eligible rollover distribution that is not rolled over directly to an eligible retirement plan.

TOP-HEAVY DEFINED:                             A plan becomes Top-Heavy when 60%
                                               or more of the Plan's assets are
                                               allocated to Key Employees. Key
                                               Employees are certain owners or
                                               officers of your Employer. If the
                                               Plan becomes Top-Heavy certain
                                               rules apply.

TOP HEAVY RULES:                               A minimum contribution will be
                                               required to Non-Key employees.
                                               This contribution is the lesser
                                               of:

                                               o  three percent (3%) of
                                                  Compensation; or
                                               o  the largest percentage of
                                                  Compensation contributed by
                                                  the Employer on behalf of Key
                                                  Employees.



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                                               o  If you are a Participant in
                                                  more than one Plan maintained
                                                  by your Employer, you may not
                                                  be entitled to minimum
                                                  benefits in more than one
                                                  plan.

VESTING SCHEDULE FOR TOP-HEAVY:

ROLLOVERS OR TRANSFERS:                        o  You must submit a written
                                                  request to your Plan
                                                  Administrator, who will
                                                  determine whether a rollover
                                                  or transfer is acceptable;

                                               o  You may make such a
                                                  contribution to this Plan
                                                  prior to being eligible for
                                                  the Plan;

                                               o  Any amount rolled over or
                                                  transferred to this Plan
                                                  cannot include personal IRA
                                                  contributions;

                                               o  Prior to making a rollover or
                                                  transfer, you should consult
                                                  with your tax advisor.

QUALIFIED DOMESTIC RELATIONS ORDERS:           As a general rule, your account
                                               balance, may not be assigned.
                                               This means that your accounts
                                               cannot be sold, used as
                                               collateral for a loan, given
                                               away, or otherwise transferred.
                                               In addition, your creditors may
                                               not attach, garnish or otherwise
                                               interfere with your account.

                                               An exception to this general rule
                                               is a "qualified domestic
                                               relations order" or QDRO. A QDRO
                                               is a court order that can require
                                               the plan administrator to pay a
                                               portion of your account balance
                                               to your former spouse, child or
                                               other dependent.

PLAN AMENDMENT OR TERMINATION:                 Your Employer reserves the right
                                               to amend the Plan at any time.
                                               However, no amendment can deprive
                                               you of any vested benefits.

                                               Your Employer also reserves the
                                               right to terminate the Plan. If
                                               the Plan is terminated, you will
                                               be 100% vested in your total
                                               account balance under the Plan.


                            STATEMENT OF ERISA RIGHTS


As a Participant in the Plan, you are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974 (ERISA). Your Employer may not fire you or discriminate against you to prevent you from obtaining a benefit from the Plan or exercising your rights under ERISA.

ERISA provides that all Plan Participants shall be entitled to:

o Examine, without charge, at your Plan Administrator's office, all Plan documents, insurance contracts, if any, and copies of all documents filed by your Plan with the U. S. Department of Labor, such as annual reports and Plan descriptions.

o Obtain copies of all Plan documents and other Plan information upon written request to your Plan Administrator. Your Plan Administrator may impose a reasonable charge for the copies.


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o    Receive a summary of the Plan's annual financial report. Your Plan
     Administrator is required by law to provide each Participant with a copy of the Plan's Summary Annual Report.

o Obtain an annual statement telling you whether you have a right to receive a benefit under the Plan, and if so, what your benefits would be if you stop working for your Employer now. If you do not have a right to a benefit under the Plan, the statement must tell you how many years you have to work to get a benefit under the Plan. The Plan may require a written request for this statement, but it must be provided free of charge.

o File suit in Federal court if any materials requested are not received within 30 days of your request unless the materials were not sent because of matters beyond the control of your Plan Administrator. The court may require your Plan Administrator to pay you up to $100 per day for each day's delay until the materials are received by you.

In addition to creating rights for Plan participants, ERISA imposes obligations upon the persons who are responsible for the operation of the Plan. These persons are referred to as "fiduciaries". Fiduciaries must act solely in the interest of Plan participants and must exercise prudence in the performance of their plan duties. Fiduciaries who do not comply with ERISA may be removed and required to make good any losses they have caused the Plan.

If Plan fiduciaries are misusing the Plan's assets, as a Participant in the Plan, you have the right to file suit in a Federal court or to request assistance from the U.S. Department of Labor. If you are successful in your lawsuit, the court may require the other party to pay your legal costs, including attorney's fees. If you are unsuccessful in your lawsuit, or the court finds your action frivolous, the court may order you to pay these costs and fees.


                                CLAIMS PROCEDURES


When you terminate employment, you must complete a form that notifies the Plan Administrator that you are making a claim for benefits. Your Employer has a supply of these forms. Ideally this form should be completed on or before your final day of work. This way, your Employer can send your claim for benefits right away for processing.

If, after your claim for benefits is processed, you have questions or disagree with the calculation of your benefit, you must notify the Plan Administrator in writing. The Plan Administrator will, within 90 days (or within 180 days if special circumstances exist) notify you in writing of its decision. That notification will include:

1.  How your benefit was calculated,
2. The specific reason that your claim is denied (in whole or in part) if it is denied
3.  Specific reference to Plan provisions on which the denial is based
4. A description of any additional material or information necessary for you to perfect your claim and an explanation of why such information is necessary
5.  An explanation of the Plan's claim review procedure.

Within 60 days after you receive notice of the denial of part or all of your claim for benefits, you may file a written appeal with the Plan Administrator. You may seek representation by an attorney or other representation of your choosing. You may submit written and oral evidence and arguments in support of your claim. You may review all relevant documents. The Plan Administrator generally makes a final decision within 60 days of your appeal. The Plan Administrator decision will include the specific reasons for its decision and specific reference to Plan provisions on which the decision is based.



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                      PENSION BENEFIT GUARANTY CORPORATION:


The type of Plan your Employer has adopted is a defined contribution plan. Therefore, the Plan is not subject to or insured by the Pension Benefit Guaranty Corporation (PBGC).



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